EXHIBIT 10.12

THE SECURITIES REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SUCH SALE, TRANSFER OR ASSIGNMENT IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR SATISFIES THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR IS EFFECTED PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH SALE, TRANSFER OR ASSIGNMENT IS EXEMPT FROM SUCH REGISTRATION.

 AMAZONICA, CORP.

UNSECURED CONVERTIBLE PROMISSORY NOTE

$300,000	October 24, 2013

Amazonica, Corp., a Nevada corporation (the “Company”), for value received, promises to pay to the order of _________________., or its permitted assigns (“Holder”), the principal sum of three hundred thousand dollars ($300,000) plus simple interest thereon from the date of this Note until fully-paid at the rate of ten percent (10.0%) per annum or such lesser rate of interest as may be required by applicable laws regulating the legal rate of interest.

1.           Maturity.  This Note shall mature automatically and the entire outstanding principal amount, together with all interest accrued under this Note, shall become due and payable on the date that is two (2) years from the date of issuance (“Maturity Date”), unless this Note, before such date, is converted into shares of capital stock of the Company pursuant to Section 5 hereof.

2.           Payment of Principal and Interest.  Interest payments shall be due and payable quarterly in arrears on the date that is 30 days after the end of each calendar quarter.  Payments of principal and any accrued but unpaid interest are to be made on or before the Maturity Date. All payments are to be made at the address of Holder set forth on the signature page of this Note or at such other place in the United States as Holder designates to the Company in writing. Interest under this Note shall be computed on the basis of a 360-day year and 30 day month.

3.           Prepayment.

(a)           Subject to the Holder’s right to convert pursuant to Section 5, this Note may be prepaid at any time or from time to time, in whole and not in part, without penalty, upon 10 days advance written notice to the Holder.

(b)           Each such prepayment shall include all interest then accrued but unpaid on this Note.

4.           Waiver of Presentment.  The Company hereby waives presentment of this Note, protest, dishonor and notice of dishonor.

5.           Conversion of Note.

(a)           Conversion into Stock.  At the option of the Holder, at any time, the principal amount of this Note and any accrued interest may be converted into fully-paid and nonassessable shares of common stock at the Conversion Price (as defined herein).  The number of such shares of common stock that Holder shall be entitled to receive, and shall receive, upon such conversion shall be determined by dividing the aggregate amount of principal and interest under this Note being so converted by the Conversion Price (as defined herein).  Holder agrees to execute and deliver the form of Notice of Conversion attached hereto.  Upon receipt by the Company of any such Notice of Conversion, the election to convert shall be irrevocable and the date the Notice of Conversion was executed by the Holder shall be the “Conversion Date”.

(b)           Conversion Price.  Subject to adjustment as provided below, the “Conversion Price” shall equal seventy five percent (75%) of the “fair market value” of one share of the Company’s common stock.  For purposes of this Note, “fair market value” shall mean the (i) lowest bid during the five (5) trading days prior to the Conversion Date, if the Company common stock is listed on a national exchange or automated quotation system, or (ii) the reasonable price established from time to time by the Board of Directors if the Company common stock is not so listed.

(c)           Stock Certificates.  Upon conversion into common stock, the Company shall issue and deliver to Holder, or to Holder’s nominee or nominees, a certificate or certificates representing the number of shares of common stock to which Holder shall be entitled as a result of conversion as provided herein.

6.           No Rights as Stockholder.  This Note does not entitle Holder to voting rights or any other right as a shareholder of the Company before the conversion hereof.

7.           Loss, Theft or Destruction of Note.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft or destruction of this Note and of indemnity or security reasonably satisfactory to the Company, the Company shall make and deliver a new Note that shall carry the same rights to interest (unpaid and to accrue) carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successor hereto) and dated as of such cancellation, in lieu of this Note.

8.           Severability.  Every provision of this Note is intended to be severable.  If any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

9.           Miscellaneous.

(a)           No Fractional Units or Scrip.  No fractional shares or scrip representing fractional Units shall be issued upon the conversion of this Note.  In lieu of any fractional shares to which Holder otherwise would be entitled, the Company shall make a cash payment equal to the Conversion Price multiplied by such fraction.

(b)           Issue Date.  The provisions of this Note shall be construed and shall be given effect in all respects as if this Note had been issued and delivered by the Company on the earlier of the date hereof or the date of issuance of any Note for which this Note is issued in replacement.  This Note shall be binding on any successor or assign of the Company.

(c)           Governing Law.   This Note shall constitute a contract under the laws of the State of Nevada and for all purposes shall be construed in accordance with and governed by the laws of the State of Nevada, without regard to the conflicts of laws provisions thereof.

(d)           Compliance With Usury Laws.  The Company and Holder intend to comply with all applicable usury laws.  In fulfilling this intention, all agreements between the Company and Holder are expressly limited so that the amount of interest paid or agreed to be paid to Holder for the use, forbearance, or detention of money under this Note shall not exceed the maximum amount permissible under applicable law.

If for any reason payment of any amount required under this Note shall be prohibited by law, then the obligation shall be reduced to the maximum allowable by law. If for any reason Holder receives as interest an amount that would exceed the highest lawful rate, then the amount which would constitute excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest. If any conflict arises between this provision and any provision of any other agreement between the Company and Holder, then this provision shall control.

(e)           Legal Representation.  Holder agrees and represents that such party has been represented by such party's own legal counsel with regard to all aspects of this Note, or if such party is acting without legal counsel, that such party has had adequate opportunity and has been encouraged to seek the advice of such party's own legal counsel prior to the execution of this Agreement.

(f)           Jurisdiction. Any action whatsoever brought upon or relating to this Note shall be instituted and prosecuted in the state courts located in Orange County, California, or the federal district court therefore, and each party waives the right to change the venue.  The parties hereto further consent to accept service of process in any such action or proceeding by certified mail, return receipt requested,

(g)           Restrictions.  Holder acknowledges that all shares of common stock acquired upon the conversion of this Note shall be subject to restrictions on resale imposed by state and federal securities laws.

(h)           Assignment.  Subject to restrictions on resale imposed by state and federal securities laws, Holder may assign this Note or any of the rights, interests or obligations hereunder, by operation of law or otherwise, in whole or in part, to any person or entity so long as such assignee agrees to be bound by the terms and conditions of the Agreement (including the representations and warranties of the purchasers therein). Effective upon any such assignment, the person or entity to whom such rights, interests and obligations are assigned shall have and exercise all of Holder’s rights, interests and obligations hereunder as if such person or entity were the original Holder of this Note.

(i)           Notices.  Any notice, request or other communication required or permitted hereunder shall be given upon personal delivery, overnight courier or upon the fifth (5th) day following mailing by registered mail (or certified first class mail if both the addresser and addressee are located in the United States), postage prepaid and addressed to the parties hereto as follows:

To the Company:	Amazonica, Corp. 187 E. Warm Springs Road, Suite B160 Las Vegas, Nevada 89119 Attention: Michael Soursos

To Holder:	At the address set forth on the signature page hereto or to such other single place as any single addressee designates by written notice to the other addressee.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the Company has caused this Unsecured Convertible Promissory Note to be executed by its officer thereunto duly authorized.

AMAZONICA, CORP.,
a Nevada corporation

By:
Michael Soursos
Its:	Chief Executive Officer

Accepted and Agreed to:

“Holder”

Print Name

Signature

Address:

NOTICE OF CONVERSION TO STOCK

Amazonica, Corp.
187 E. Warm Springs Road, Suite B160
Las Vegas, Nevada 89119

This Notice is provided to inform you that the undersigned irrevocably elects to convert the Convertible Promissory Note (the “Note”) of Amazonica, Corp., a Nevada corporation (the “Company”), as provided in Section 5 of the Note, effective as of the date written below.

The conversion price of the Note shall be determined in accordance with Section 5.  The number of shares to which the undersigned will be entitled shall be determined by dividing (i) the principal of and accrued interest on this Note set forth below by (ii) the conversion price.

Effective as of the Conversion Date, this Note is cancelled and terminated as to the amount of the principal and interest set forth below.  The undersigned will receive a stock certificate of Amazonica, Corp. representing the number of shares of stock into which the Company’s Common Stock is converted.

Date:________________
Signature

Print Name

Principal amount:___________________	Address:
_____________________________________
Accrued interest:____________________	_____________________________________
_____________________________________